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                                                                  Exhibit 4-b





                     SEACOAST FINANCIAL SERVICES CORPORATION
            _____% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES


No. AIV-1                                                             [$      ]


         SEACOAST FINANCIAL SERVICES CORPORATION, a corporation organized and existing under the laws of Massachusetts (hereinafter called the "COMPANY", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to State Street Bank and Trust Company, as Property Trustee (in such capacity, the "PROPERTY TRUSTEE") for Seacoast Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (hereinafter called the "ISSUER TRUST"), or registered assigns, the principal sum of [___________________________] Dollars [($_________)] on JUNE 30, 2032; PROVIDED that the Company may shorten the Stated Maturity of the principal of this Security to a date not earlier than June 30, 2007. The Company further promises to pay interest on said principal sum from ___________, 2002 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 2002, at the rate of _____% per annum, together with Additional Sums, if any, as provided in Section 10.6 of the Indenture, until the principal hereof is paid or duly provided for or made available for payment; PROVIDED that any overdue principal, premium or Additional Sums and any overdue installment of interest shall bear Additional Interest at the rate of _____% per annum (to the extent that the payment of such interest shall be legally enforceable), compounded quarterly, from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The amount of interest payable for any period less than a full interest period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period shall be computed by dividing the applicable rate per annum by four. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment which shall be the fifteenth day (whether or not a Business Day) immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Indenture Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time during the term of this Security, from time to time to defer the payment of


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interest on this Security for up to 20 consecutive quarterly interest payment periods with respect to each deferral period (each an "EXTENSION PERIOD"), at the end of which the Company shall pay all interest then accrued and unpaid, including any Additional Interest, as provided below; PROVIDED, HOWEVER, that no Extension Period shall extend beyond the Stated Maturity of the principal of this Security, and no such Extension Period may end on a date other than an Interest Payment Date; and PROVIDED, FURTHER, that during any such Extension Period, the Company shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank PARI PASSU in all respects with, or junior in interest to, this Security (other than (A) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period,
(B) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a Subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (C) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (D) any declaration of a dividend in connection with any Rights Plan, or the issuance of rights, stock or other property under any Rights Plan, or the redemption or repurchase of rights pursuant thereto, or (E) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks PARI PASSU with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest; PROVIDED that no Extension Period shall exceed 20 consecutive quarterly interest payment periods, extend beyond the Stated Maturity of the principal of this Security or end on a date other than an Interest Payment Date. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during such Extension shall bear Additional Interest (to the extent that the payment of such interest shall be legally enforceable) at the rate of _____% per annum, compounded quarterly and calculated as set forth in the first paragraph of this Security, from the dates on which amounts would otherwise have been due and payable until paid or made available for payment. The Company shall give the Holder of this Security and the Indenture Trustee notice of its election to begin any Extension Period at least one Business Day prior to the next succeeding Interest Payment Date on which interest on this Security would be payable but for such deferral or, so long as such Securities are held by State Street Bank and Trust Company, as Property Trustee for the Issuer Trust, at least one Business Day prior to the earlier of (i) the next succeeding date on which Distributions on the Capital Securities of such Issuer Trust would be payable but for such deferral, and (ii) the date on which the Property Trustee of such Issuer Trust is required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of such Capital Securities of the record date or the date such Distributions are payable.


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         Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in Boston, Massachusetts, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (i) agrees to and shall be bound by such provisions, (ii) authorizes and directs the Indenture Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided, and (iii) appoints the Indenture Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof by his or her acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


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         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                          SEACOAST FINANCIAL SERVICES
                                          CORPORATION


                                          By:
                                              ---------------------------------
                                              Name:
                                              Title:


Attest:


---------------------------------------
Name:
Title:


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This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: __________, 2002

                                      STATE STREET BANK AND TRUST
                                      COMPANY
                                      as Indenture Trustee


                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:


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                              [REVERSE OF SECURITY]

         This Security is one of a duly authorized issue of securities of the Company (herein called the "SECURITIES"), issued and to be issued in one or more series under the Junior Subordinated Indenture, dated as of ___________, 2002 (hereinafter called the "INDENTURE"), between the Company and State Street Bank and Trust Company, as Trustee (herein called the "INDENTURE TRUSTEE", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Indenture Trustee, the holders of Senior Indebtedness and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof limited in aggregate principal amount to $______________.

         All terms used in this Security that are defined in the Indenture or in the Amended and Restated Trust Agreement, dated as of ___________, 2002 (as modified, amended or supplemented from time to time, the "TRUST AGREEMENT"), relating to the Issuer Trust, among the Company, as Depositor, the Property Trustee, the Delaware Trustee named therein, the Administrative Trustees named therein and the Holders of Trust Securities (as defined therein), shall have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be.

         The Company may at any time, at its option, and subject to the terms and conditions of Article XI of the Indenture, including the receipt of prior approval of the Federal Reserve, if such approval is then required under applicable capital guidelines or policies, (i) on or after June 30, 2007, redeem this Security in whole at any time or in part from time to time, and (ii) prior to June 30, 2007, and within 90 days following the occurrence and continuation of a Tax Event, Capital Treatment Event or Investment Company Event, redeem this Security in whole (but not in part), in each case of clauses (i) and (ii) at a Redemption Price equal to the accrued and unpaid interest on this Security to the date fixed for redemption, plus 100% of the principal amount hereof.

         In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the Company and the Indenture Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the


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Indenture and certain past defaults under the Indenture and their consequences.
Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities of this series at the time Outstanding occurs and is continuing, then and in every such case the Indenture Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of this series may declare the principal amount of all the Securities of this series to be due and payable immediately, by a notice in writing to the Company (and to the Indenture Trustee if given by Holders), PROVIDED that, if, upon an Event of Default, the Indenture Trustee or such Holders fail to declare the principal of all the Outstanding Securities of this series to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities then Outstanding shall have the right to make such declaration by a notice in writing to the Company and the Indenture Trustee; and upon any such declaration the principal amount of and the accrued interest (including any Additional Interest) on all the Securities of this series shall become immediately due and payable; PROVIDED that the payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XIII of the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and premium and interest, if any, on this Security shall terminate.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest (including any Additional Interest) on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Indenture for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series, of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple of $25 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.


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         Prior to due presentment of this Security for registration of transfer, the Company, the Indenture Trustee and any agent of the Company or the Indenture Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

         The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States Federal, state and local tax purposes it is intended that this Security constitute indebtedness.

         THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.


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